Exhibit 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

July 30, 2015

Nxt-ID, Inc.

288 Christian Street

Oxford, CT 06478

Ladies and Gentlemen:

We have acted as counsel to Nxt-ID, Inc., a Delaware corporation (the “Company”), in connection with: (i) a Registration Statement (as amended from time to time, referred to as the “Registration Statement”) on Form S-3 filed by the Company on April 24, 2015 under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”); (ii) a prospectus supplement dated July 30, 2015 (the “Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement; (iii) and the issuance by the Company of [     ] shares of its common stock, par value $0.0001 per share (the “Shares”) pursuant to the Securities Purchase Agreement, dated July 30, 2015 by and between the Company and the purchasers identified therein. (the “Purchase Agreement”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto, (d) the Prospectus Supplement, and (e) the Purchase Agreement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York, and the Delaware General Corporation Law (the "DGCL"). Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the laws of the State of New York, and the DGCL.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, the Prospectus Supplement, and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on July 30, 2015, incorporated by reference into the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.

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